EXHIBIT 99.1

United States Antimony Corporation

Reports Second Quarter and Six Months Ended

June 30, 2025 Financial and Operating Results

Revenues Up 160% YOY

Gross Profit Up 183% YOY

Net Income Up 707% YOY

“The Critical Minerals and ZEO Company”

~ Antimony, Cobalt, Tungsten, and Zeolite ~

DALLAS, TX / ACCESS Newswire / August 12, 2025 – United States Antimony Corporation (“USAC,” “US Antimony Corporation,” or the “Company”), (NYSE: UAMY) (NYSE Texas: UAMY) reported today its second quarter and six months ended June 30, 2025 financial and operational results.

Revenues for the first six months of 2025 increased to $17.53 million or a 160% increase of $10.79 million, compared to the first six months of 2024 of $6.74 million. During the same period, cost of revenues increased 152% or $7.42 million. This in-turn allowed the Company’s gross profit to almost double and increase 183%, or $3.37 million to $5.21 million as compared to $1.84 million during the same six-month period in 2024. Gross margin increased to 30% during the first six months of 2025 from a 27% margin experienced during the same period of last year. Operating expenses increased $2.58 million, or 114%, for the first six months of 2025 to $4.83 million.

The Company reported net income of $728.1K for the six months ended June 30, 2025, as compared to a loss of $120.0K for the similar six-month period last year.

Our antimony sales were $15.56 million for the first six months of 2025, which is up $10.43 million, or 203%, over last year. This improvement was predominately due to the increase in the average sales price per pound over the two six-month reporting periods.

Our zeolite sales were $1.98 million for the first six months of 2025, which is up $386k, or 24%, over the same period last year.

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The combination of the Company’s cash position, along with its investment in securities (federal bonds) totaled $15.8 million at June 30, 2025 compared to $18.2 million of cash only at year-end 2024. USAC spent $5 million of its cash in the second quarter on a Tungsten mining acquisition located in Canada completed on June 26, 2025 (See Press Release dated June 27, 2025).

USAC’s current antimony inventory that has been acquired from international third-party suppliers is at record levels. As of June 30, 2025, inventory totaled 201 tons of antimony (both processed and unprocessed). The value of this inventory at today’s Rotterdam market price is approximately $10.4 million at June 30, 2025, compared to $858K last year at this time, and $4.0 million at year end of 2024. With the recent completion of the refurbishment of four furnaces located in Thompson Falls, Montana, and the hiring of five new furnace operator employees, our goal is to work this inventory down significantly over the remainder of the year in order to create additional sales. This is a top priority for management. Management maintains its previous revenue guidance for fiscal year 2025 of $40 to $50 million.

According to the U.S. Geological Survey, the National Defense Stockpile currently holds 1,100 metric tons (1,212 tons) of antimony, a reserve of only about 5% of annual U.S. consumption. More importantly, as of April 2025, the US National Defense Stockpile maintains antimony reserves sufficient for only ~42 days of critical defense applications (Zadeh, J., 2025: https://discoveryalert.com.au/news/antimony-exemption-us-tariffs-strategic-implications-2025/?utm source-chatgpt.com)

Commenting on the Second Quarter and Six Months Ended June 30, 2025 financial and operational results, Mr. Gary C. Evans, Chairman and CEO of  US Antimony Corporation stated, “While we reported today another record quarter and first six months financial results, it could have been a lot better. Two issues plagued us during this reporting period. First, suboptimum antimony ore from an Australian supplier along with Chinese embargo of our product, all destined for our Madero antimony smelter. Second, a lack of operating personnel at our Thompson Falls antimony smelter. Fortunately, those events are behind us and have been resolved. We should see further improvements in overall operating and financial results during the second half of this year. Our current antimony international inventories are at record levels as can be seen on our balance sheet. We successfully retrofitted four existing furnaces in Thompson Falls at a cost of approximately $300K over the last few months. This will enable us to begin doubling production output of antimony products now that we have the necessary plant personnel in place. Construction is on schedule for us to complete our expansion efforts underway at Thompson Falls by year-end. We continue our efforts in procuring additional international antimony shipments from foreign sources (See Press Release dated July 14, 2025). These new supplies are destined for both of our smelters located in the US and Mexico. Additionally, once final mining permits are approved by the appropriate agencies in both Alaska and Montana at our company owned mining projects, our control over future antimony supplies greatly improves along with our gross margins.

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In an effort to provide a comparison to the value of antimony versus gold, 6.5% of antimony bearing rock has approximately the same value as one ounce per ton of gold at 2025 metal prices. In its geological environment of ore deposition, a ton of antimony rock can be mined and processed to product $3,250, whereas at the Fort Knox gold mine located near Fairbanks, Alaska (the largest operating gold mine in Alaska), it requires between 117 and 210 tons of rock, depending on current operations. Antimony is truly the “New Gold!”

Conference Call Details

US Antimony management will host a conference call on Tuesday, August 12, 2025, at 4:15 p.m. Eastern time to discuss its full financial results for the Second Quarter and Six Months Ended June 30, 2025, followed by a question-and-answer period. The conference call details are as follows:

Date:  Tuesday, August 12, 2025

Time:  4:15 p.m. Eastern time

Toll-free dial-in Number:  888-506-0062

International dial-in number: 973-528-0011

Participant Access Code: 429367

Webcast URL: https://www.webcaster4.com/Webcast/Page/2604/52829

The conference call will also be available for replay in the Investors section of the Company’s website, along with the transcript, at https://www.usantimony.com/investors.

About USAC:

United States Antimony Corporation and its subsidiaries in the U.S., Mexico, and Canada ("USAC," “U.S. Antimony,” the "Company," "Our," "Us," or "We") sell antimony, zeolite, and precious metals primarily in the U.S. and Canada. The Company processes third party ore primarily into antimony oxide, antimony metal, antimony trisulfide, and precious metals at its facilities located in Montana and Mexico. Antimony oxide is used to form a flame-retardant system for plastics, rubber, fiberglass, textile goods, paints, coatings, and paper, as a color fastener in paint, and as a phosphorescent agent in fluorescent light bulbs. Antimony metal is used in bearings, storage batteries, and ordnance. Antimony trisulfide is used as a primer in ammunition. The Company also recovers precious metals, primarily gold and silver, at its Montana facility from third party ore. At its Bear River Zeolite (“BRZ”) facility located in Idaho, the Company mines and processes zeolite, a group of industrial minerals used in water filtration, sewage treatment, nuclear waste and other environmental cleanup, odor control, gas separation, animal nutrition, soil amendment and fertilizer, and other miscellaneous applications. During 2024 and 2025, the Company leased a metals concentration facility located in Montana and began acquiring mining claims and leases located in Montana, Alaska and Ontario, Canada in an effort to expand its operations as well as its product offerings.

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Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the Company’s future operations, production levels, financial performance, business strategy, market conditions, demand for antimony, zeolite, other critical minerals, and precious metals, expected costs, and other statements that are not historical facts. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which the Company operates, as well as management’s beliefs and assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “could,” and variations of these words or similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in such statements, including, but not limited to: fluctuations in the market prices and demand for antimony and zeolite; changes in domestic and global economic conditions; operational risks inherent in mining and mineral processing; geological or metallurgical conditions; availability and cost of energy, equipment, transportation, and labor; the Company’s ability to maintain or obtain permits, licenses, and regulatory approvals; changes in environmental and mining laws or regulations; competitive factors; the impact of geopolitical developments; and the effects of weather, natural disasters, or health pandemics on operations and supply chains. Additional information regarding risk factors that could cause actual results to differ materially is included in the Company’s filings with the U.S. Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contact:

United States Antimony Corp.

4438 W. Lovers Lane, Unit 100

Dallas, TX 75209

Jonathan Miller, VP, Investor Relations

E-Mail:  Jmiller@usantimony.com

Phone: 406-606-4117

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UNITED STATES ANTIMONY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenues	$10,525,123	$3,662,977	$17,525,128	$6,735,044
Cost of revenues	7,687,578	2,412,754	12,315,853	4,895,336
Gross profit	2,837,545	1,250,223	5,209,275	1,839,708
Operating expenses:
General and administrative	842,951	502,874	1,393,546	1,003,160
Salaries and benefits	1,364,506	285,359	2,365,061	526,964
Professional fees	536,869	240,708	918,905	453,016
(Gain) loss on sale or disposal of property, plant and equipment, net	-	-	(500)	17,494
Other operating expenses	73,212	165,274	154,264	253,520
Total operating expenses	2,817,538	1,194,215	4,831,276	2,254,154
Income (loss) from operations	20,007	56,008	377,999	(414,446)
Other income (expense), net:
Interest and investment income	154,770	151,921	322,156	302,772
Trademark and licensing income	6,627	8,360	17,470	14,728
Other miscellaneous income (expense)	151	(13,497)	10,454	(23,030)
Total other income, net	161,548	146,784	350,080	294,470
Income (loss) before income taxes	181,555	202,792	728,079	(119,976)
Income tax expense	-	-	-	-
Net income (loss)	181,555	202,792	728,079	(119,976)
Preferred dividends	(1,875)	(1,875)	(3,750)	(3,750)
Net income (loss) available to common shareholders	$179,680	$200,917	$724,329	($123,726)

Net income (loss) per share:
Basic	$nil	$nil	$0.01	$nil
Diluted	$nil	$nil	$0.01	$nil
Weighted average shares outstanding:
Basic	118,261,366	108,438,984	115,994,982	108,173,645
Diluted	127,223,435	108,943,126	124,343,635	108,173,645

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UNITED STATES ANTIMONY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,708,660	$18,172,120
Investment securities held to maturity	1,258,665	-
Accounts receivable, net	2,543,413	1,156,564
Inventories	6,812,527	1,245,724
Prepaid expenses and other current assets	1,353,208	104,161
Total current assets	17,676,473	20,678,569
Property, plant and equipment, net	19,725,995	12,891,447
Operating lease right-of-use assets	275,627	565,289
Investment securities held to maturity - noncurrent	8,828,584	-
Restricted cash for reclamation bonds	99,764	98,778
IVA receivable and other assets, net	891,879	408,519
Total assets	$47,498,322	$34,642,602
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$5,746,709	$1,545,708
Accrued liabilities	1,251,778	1,427,146
Accrued liabilities - directors	88,750	141,287
Royalties payable	182,523	133,434
Current portion of operating lease liabilities	592,695	626,562
Current portion of long-term debt	134,577	132,252
Total current liabilities	7,997,032	4,006,389
Operating lease liabilities, net of current portion	117,722	129,007
Long-term debt, net of current portion	127,550	195,425
Asset retirement obligations	1,750,075	1,711,108
Total liabilities	9,992,379	6,041,929
COMMITMENTS AND CONTINGENCIES (Note 12)
STOCKHOLDERS' EQUITY
Preferred stock $0.01 par value, 10,000,000 shares authorized:
Series A - no shares issued and outstanding	-	-
Series B - 750,000 shares issued and outstanding (liquidation preference $978,750 and $975,000, respectively)	7,500	7,500
Series C - 177,904 shares issued and outstanding (liquidation preference $97,847 both periods)	1,779	1,779
Series D - no shares issued and outstanding	-	-
Common stock, $0.01 par value, 250,000,000 shares authorized;
119,200,980 and 112,951,317 shares issued and outstanding, respectively	1,192,010	1,129,512
Additional paid-in capital	76,725,598	68,610,905
Accumulated deficit	(40,420,944)	(41,149,023)
Total stockholders' equity	37,505,943	28,600,673
Total liabilities and stockholders' equity	$47,498,322	$34,642,602

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UNITED STATES ANTIMONY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the six months ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$728,079	($119,976)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	559,525	220,633
Accretion of asset retirement obligation	38,967	36,541
Noncash operating lease expense	244,510	-
Share-based compensation	832,297	300,847
(Gain) loss on sale or disposal of property, plant and equipment, net	(500)	17,494
Accretion of income from investment securities held to maturity	(95,990)	-
Write-down of inventory to net realizable value	-	10,501
Change in allowance for credit losses	884	(14,258)
Other noncash items	-	(16,106)
Changes in operating assets and liabilities:
Accounts receivable	(1,387,733)	(800,182)
Inventories	(5,566,803)	913,254
Prepaid expenses and other current assets	(1,249,047)	(203,722)
IVA receivable and other assets, net	(483,360)	32,758
Accounts payable	4,201,001	217,972
Accrued liabilities	(175,368)	38,283
Accrued liabilities – directors	(52,537)	36,439
Royalties payable	49,089	(39,512)
Net cash (used in) provided by operating activities	(2,356,986)	630,966
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from redemption of certificates of deposit	-	50,682
Purchases of investment securities held to maturity	(9,991,259)	-
Proceeds from sales of property, plant and equipment	500	-
Purchases of property, plant and equipment	(7,394,073)	(150,721)
Net cash used in investing activities	(17,384,832)	(100,039)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt	(65,550)	(39,071)
Proceeds from exercises of stock options	55,000	-
Proceeds from issuance of common stock, net of issuance costs	5,064,483	-
Proceeds from exercise of warrants	2,225,411	-
Net cash provided by (used in) financing activities	7,279,344	(39,071)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(12,462,474)	491,856
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	18,270,898	11,954,635
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$5,808,424	$12,446,491

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid in cash	$5,243	$2,092
NON-CASH FINANCING AND INVESTING ACTIVITIES:
Recognition of operating lease liability and right-of-use asset	$63,416	$-
Equipment purchased with note payable	$-	$402,722

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